Calculation of Filing Fee Tables
S-8
Fox Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.01 par value per share	Other	91,944,833	$ 65.07	$ 5,982,850,283.31	0.000087	$ 520,507.97
Total Offering Amounts:						$ 5,982,850,283.31		$ 520,507.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 520,507.97
Offering Note
[1]	The number of shares of FOX Class A common stock being registered for issuance under the FOX Corporation 2019 Shareholder Alignment Plan, as amended (the "Plan") represents the number of shares of common stock of Roku, Inc. ("Roku") that remained available for issuance under Roku's Amended and Restated 2017 Equity Incentive Plan (the "Roku Plan") immediately prior to the Merger, as appropriately adjusted to reflect the transactions contemplated by the Merger Agreement. All terms capitalized but not defined herein are defined in the Form S-8. Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of FOX Class A common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by FOX's Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional FOX Class A common stock. Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $65.07 per share, which is the average of the high and low prices of FOX Class A common stock on the Nasdaq Global Select Market on November 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources